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
SULLIVAN & CROMWELL

    NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)              125 Broad Street,
New York 10004-2498
    CABLE ADDRESS: LADYCOURT, NEW YORK                              ------------
--------
FACSIMILE: (212) 558-3588 (125 Broad Street)                 375 PARK AVENUE,
NEW YORK 10152
      (212) 558-3792 (250 Park Avenue)             1701 PENNSYLVANIA AVE, N.W.
WASHINGTON, D.C. 20006-5805
                                                        444 SOUTH FLOWER STREET,
LOS ANGELES 90071-2901
                                                                  8, PLACE
VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a
IRONMONGER LANE, LONDON EC2V 8EY
                                                              101 COLLINS
STREET, MELBOURNE 3000
                                                        2-1, MARUNOUCHI I-CHOME,
CHIYODA-KU, TOKYO 100
                                                              NINE QUEEN'S ROAD,
CENTRAL, HONG KONG
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                                                      May 21, 1997




Prudential Institutional Liquidity
  Portfolio, Inc.,
    Gateway Center Three,
      100 Mulberry Street,
        Newark, New Jersey 07102-4077.

Dear Sirs:

         You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 2,069,514,477 shares of your Common Stock, $.001 par value (the "Shares"), of your Institutional Money Market Series (the "Institutional Money Market Shares").

         As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

         We advise you that, in our opinion, the Institutional Money Market Shares are legally and validly issued, fully paid and nonassessable.


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Prudential Institutional Liquidity
  Portfolio, Inc.                                                           -2-

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, your officers and other sources believed by us to be responsible.

         We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                      Very truly yours,



                                                      SULLIVAN & CROMWELL